UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D. C.  20549

                               FORM 8-K
                            CURRENT REPORT

 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                            April 20, 1995
                    (Date of earliest event reported)


                    NORTH FORK BANCORPORATION, INC.
            (Exact name of Registrant as specified in its charter)


     Delaware                       1-10458           36-3154608
(State or other jurisdiction     (Commission          (IRS Employer
     of Incorporation)             File No.)        Identification No.)


               9025 Route 25, Mattituck, New York  11952
          (Address of principal executive offices, including zip code)


                               (516) 298-5000
               (Registrant's telephone number, including area code)


                               NOT APPLICABLE
       (Former name or former address, if changed since last report)

Item 5.  Other Events.

     North Fork Bancorporation, Inc. issued a press release announcing that its Board of Directors has approved the repurchase of up to 1.2 million shares or approximately 5% of the Company's common shares outstanding from time to time in the open market or through private purchases, depending on market conditions. The repurchased shares will be used for general corporate purposes.

Item 7.  Financial Statement and Exhibits.
     (c)  The following Exhibit is filed with this Current Report on Form 8-K:

 Exhibit
 Number                        Description
   99 Press Release of North Fork Bancorporation, Inc., dated April 20, 1995.

                         SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   April 20, 1995

                              NORTH FORK BANCORPORATION, INC.


                                   By: /s/ Daniel M. Healy
                                   Name:  Daniel M. Healy
                                   Title: Executive Vice President &
                                          Chief FinancialOfficer

INDEX

Exhibit
Number                        Description
   99 Press Release of North Fork Bancorporation, Inc., dated April 20, 1995.

[North Fork Logo]

                                             PRESS RELEASE

FOR IMMEDIATE RELEASE              Contact:  Daniel M. Healy
                                             Executive Vice President
                                             Chief Financial Officer



                    NORTH FORK BANCORP ANNOUNCES
                  COMMON STOCK REPURCHASE PROGRAM



     Mattituck, N.Y. - April 20, 1995 - North Fork Bancorporation, Inc. (NYSE: NFB) announced today that its Board of Directors has approved the repurchase of up to 1.2 million shares or approximately 5% of the Company's common shares outstanding from time to time in the open market or through private purchases, depending on market conditions. The repurchased shares will be used for general corporate purposes.

     "Although we would prefer to use our capital position to expand our Company, we do not believe that the current merger and acquisition environment is particularly attractive for us. As such, we will strive to pass on the benefits of our excess capital directly to shareholders until conditions change," stated John Adam Kanas, Chairman, President and Chief Executive Officer.

     North Fork's stock closed Wednesday, April 19, 1995 at $16 3/4 per share, up 1/4.